UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT #1 TO FORM SB-2
ON FORM S-1
SEC FILE NO: 333-148346

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHERRY TANKERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5139	98-0531496
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cherry Tankers, Inc.
78 Sokolov Street
Herzeliya, Israel, 46497
Phone: 011-972-9-958-3777
Facsimile: 011-972-9-956-3756
(Address and telephone number of principal executive offices)

National Corporate Research Ltd.
615 South DuPont Highway
Dover, Delaware 19901
Phone: 1-800-483-1140
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2) (3)
Common Stock	2,000,000	$0.00066 per share	$1,325.38	$0.052

(1)	Based on the last sales price on August 7, 2008 (the last date on which a sale was made)
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(p) under the Securities Act, the Registration fee is to be set off against a portion of the $15.72 registration fee paid in connection with the Company’s Registration Statement on Form SB-2 that was filed on December 26, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated February 24 , 2009

PROSPECTUS
Cherry Tankers, Inc.
2,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol “CTKE”

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 6-15 .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is: February 24 , 2009

Table of Contents

Summary

Prospective investors are urged to read this prospectus in its entirety.

As used in this prospectus, references to “Cherry Tankers,” the “Company,” “we,” “our,” or “us” refer to Cherry Tankers, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Cherry Tankers, Inc. was incorporated under the laws of the State of Delaware on March 30, 2007. We hoped to revolutionize the footwear industry by providing a technology that makes an orthotic shoe that alleviates lower back, knee and hip pain by pinpointing the wearer’s anatomical center of gravity and adjusting his current center accordingly.

We have defaulted on our technology license and we are unable to carry out our original business plan.  Our Subsidiary has granted a renewable, non-transferable, sub-licensable license of our technology to a sole proprietorship owned by one of our Directors.

We are seeking a merger partner.

We have not generated any revenue to date and are a development stage company. We currently have no employees.

Our offices are currently located at 78 Sokolov Street, Herzeliya, Israel. Our telephone number is 011-972-9-958-3777. We do not currently have a website.

The Offering

Securities offered:	2,000,000 shares of common stock

Offering price:	$0.00066 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering:
The offering will conclude when all of the 2,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued:	13,705,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.

Summary Financial Information

Balance Sheets

	As of December 31, 2008	As of December 31, 2007
	(audited)	(audited)

Cash	$377	$244,109
Total Assets	$377	$244,109
Liabilities	$13,200	$38,029
Total Stockholders’ Equity	$(12,823)	$206,080

Statement of Operations

From Incorporation on
March 30, 2007 to December 31, 2008
( audited )

Revenue	$0
Net Loss	$288,881

Risk Factors

An investment in our common stock involves a high degree of risk. A potential investor should carefully consider the following factors and other information in this Form S-1 before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, our investors could lose all or part of their investment in our Company.

Risks related to our Company

1. We are a development stage company and may never be able to effectuate our business plan or achieve any revenues or profitability. Therefore, at this stage of our business, potential investors have a high probability of losing their entire investment.

We were established on March 30, 2007, and have no operating history. We are in the development stage and are subject to all of the risks inherent in the establishment of a new business enterprise. We have had no revenues or customers to date. Our operations to date have been focused on organizational, start-up, and capital formation activities. As a development stage company, we are a highly speculative venture involving significant financial risk. It is uncertain as to when we will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We expect losses in the future because we have no revenues.

We are expecting losses over the next twelve months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our footwear to alleviate lower back, knee and hip pain. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

In January 2009, one of our shareholders lent us $11,000 to pay the legal and accounting costs of preparing our annual report, and of preparing this post-effective amendment to our registration statement that we originally filed on Form SB-2, which  became effective in January 2008.

3. If our business strategy is not successful, we may not be able to continue operations as a going concern, and our stockholders may lose their entire investment in us.

As discussed in the Notes to Consolidated Financial Statements included in this Form S-1, as of December 31, 2008 we had no revenues and incurred a net loss of $218,903 for the year ended December 31, 2008 and $69,978 for the period ended December 31, 2007. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our registered independent auditors included an explanatory paragraph regarding this uncertainty in their report on our consolidated financial statements for the period ended December 31, 2007 and the year ended December 31, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4. We have defaulted under our license agreement.

On November 27, 2007, we entered into a patent licensing agreement (the “Patent Licensing Agreement”) with Cherry Tankers Ltd., our Israeli subsidiary (the “Subsidiary”).  The Patent Licensing Agreement grants us an irrevocable, non-transferable, perpetual right and license to make use of certain technology and products in the orthopedic shoe soles field (the “Technology”) for the sole purpose of manufacturing, marketing, distributing and selling the products based on the Technology, on a worldwide basis, except in Israel.  Under the Patent Licensing Agreement, we are entitled to sub-license the Technology to third-party strategic partners if agreed upon by both parties in advance.  The Subsidiary retains all rights, title and interest in and to the Technology, including the design of the products, copyrights, trademarks and trade secrets.

In consideration for the Technology, the Company was obligated to pay development fees to the Subsidiary in installments totaling $150,000.  The first installment of $20,000 was due on February 1, 2008.  On February 1, 2008, we amended the agreement with the Subsidiary to reschedule the installment due dates.  The first installment payment of development fees was due on July 15, 2008.  On July 15, 2008, the Company did not make the first development fee installment payment, and was in default on the Patent Licensing Agreement. On September 15, 2008, the Company did not make the second development fee installment payment, and was in default on the Patent Licensing Agreement.  On November 15, 2008, the Company did not make the third development fee installment payment, and was in default on the Patent Licensing Agreement. On December 23, 2008, we amended the Patent Licensing Agreement with our Subsidiary to reschedule the due dates of the installment payments to April 15, 2009 ($50,000) and July 15, 2009 ($100,000). As part of the same amendment, we also granted the Subsidiary the right to sublicense our technology in the Israeli market only. On January 11, 2009, the Subsidiary granted a renewable, non-transferable, sub-licensable license to make use of our technology for the sole purpose of manufacturing, marketing, distributing and selling the shoes and otherwise exploiting our technology in Israel to Elya Orthopedics (“Elya”). Elya is a sole proprietorship owned by Yael Alush, our Secretary, Treasurer and Director. We are also looking at other business opportunities, including sale or further sublicensing of our technology or seeking an acquirer.

5. Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers are also members of our Board of Directors, and they are not required to work exclusively for us. They do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that our Directors will devote between five and ten hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

6. We are heavily dependent upon our officers and Directors. The loss of either Dr. Gepstein or Ms. Alush, upon whose knowledge, leadership and technical expertise we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Dr. Reuven Gepstein, our President, Chief Executive Officer and Director, and Ms. Yael Alush, our Secretary, Treasurer and Director, whose knowledge and leadership would be difficult to replace. If we were to lose either of their services, or if either of them is not available to us when we need them, our ability to execute our business plan would be harmed, and we may be forced to cease operations until such time as we could hire a suitable replacement.

7. We operate in a competitive market with limited personnel resources, and a failure to attract and retain qualified employees could harm our ability to execute our business plan.

Our future success depends on our ability to identify, attract and retain qualified personnel. Competition for employees in our industry is intense and we may not be successful in attracting and retaining such personnel. We will be competing with other footwear companies that have many more resources than we have. Other footwear manufacturers may choose to enter our niche market and may have greater resources and experience than we have in facilitating the necessary sales channels.

8. We may not be able to compete with current products, such as custom orthotics special implants and other specially designed footwear, some of whose manufacturers have greater resources and experience than we do.

The corrective shoe market is intensely competitive and we believe that it will become even more competitive in the future. Our footwear will compete with numerous other footwear solutions to back pain, such as orthotics, custom orthotics and other specially designed shoes. We will compete with national companies such as Spenco Medical, Aetrex, Bio-sole, PowerStep and Pedag with respect to orthotics. We will also compete with Dr. Wilson, Shoe Master, Health Quest, OthoDynamics and Dr.’s Foot Laboratories with respect to custom orthotics, and with MBT shoes and the APOS system in the specialized orthotic footwear market.

While we believe that we have certain competitive advantages against our competitors in the orthotic footwear market, the entry of one or more of the large competitors who sell orthotics and custom footwear into our potential market could force us to reduce the prices that we charge to our customers. In some cases, publicly-traded competitors may decide to undercut the price points of our products by relying on their greater financial resources to increase sales. If such an event should occur, it may result in a decrease in our ability to sell our products at a profitable margin and may cause our products to be non-price competitive. There can be no assurance that such an event will not occur in the future, and such an event could severely limit our ability to increase sales or expand our business and could have a serious negative effect on our financial condition, results of operations and prospects. We can provide no assurance that competitive pressures will not have a material adverse effect on us.

9. If we are unable to obtain funding, our business operations will be harmed. Even if we do obtain funding, our then existing stockholders’ position in our Company may be substantially diluted.

We must find a partner to manufacture, advertise and distribute our footwear. In order to expand our distribution beyond Israel, we will also need to obtain additional funding. Even if we do find a partner to manufacture, advertise and distribute our footwear, there can be no assurance that partner will have the capacity to produce our products at a cost effective price. If any partner cannot produce our products at a cost effective price, it will adversely affect our ability to sell and market our products, which will mean that we will need to find another partner who has that capacity.

Additionally, finding a partner to manufacture, advertise and distribute our shoes may be a lengthy and costly process, and at present we may not have sufficient means of financing that search.

It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may impair our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing stockholders.

10. There may be customs duties and tariffs on the export of shoes from one country to another country.

Virtually all of our footwear will be manufactured outside of the United States, and a substantial portion of our products will be sold outside of the United States. Accordingly, we will be subject to the risks generally associated with global trade and doing business abroad, which include foreign laws and regulations, varying consumer preferences across geographic regions, political unrest, disruptions or delays in cross-border shipments and changes in economic conditions in countries in which we manufacture or sell products. In addition, disease outbreaks, terrorist acts and military conflict have increased the risks of doing business abroad. These factors, among others, could affect our ability to manufacture products or procure materials, our ability to import products, our ability to sell products in international markets, and our cost of doing business. If any of these or other factors make the conduct of business in a particular country undesirable or impractical, our business could be adversely affected. In addition, many of our imported products will be subject to duties, tariffs or quotas that affect the cost and quantity of various types of goods imported into the United States and other countries. Any country in which our products are produced or sold may eliminate, adjust or impose new quotas, duties, tariffs, safeguard measures, anti-dumping duties, cargo restrictions to prevent terrorism, restrictions on the transfer of currency, or other charges or restrictions, any of which could have an adverse effect on our results of operations and financial condition.

11. We may not be able to raise sufficient capital or generate adequate revenues to meet our obligations and fund our operating expenses.

We have not had any revenues since our inception. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenues will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations sufficient to sustain us. These matters raise substantial doubt about our ability to continue as a going concern. Our registered independent auditors currently included an explanatory paragraph in their report on our consolidated financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

12. Because we do not have an audit or compensation committee, stockholders will have to rely on our Directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent Directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our two Directors, who are also our officers. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

13. We may be subject to tort claims for product liability for which we may not be adequately insured.

Our business relies on selling footwear to individuals who suffer from back, knee and hip pain. Those persons may have a higher risk of injury than ordinary consumers. Therefore, we may confront product liability claims in excess of what we can afford to pay or even defend, which could have a material adverse effect upon our financial condition and results of operations.

Since we are a development stage company, we do yet have liability insurance and we cannot be certain that we will be able to obtain adequate liability insurance for our business at a cost that we can afford. Additionally, claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business, and may cause us to incur material expenses and significant management time for their defense.

14. If the costs of our raw materials increase, our profits are likely to decline.

As noted above, we must find a partner to manufacture, advertise and distribute our footwear. If the cost of raw materials to that partner increases, those additional costs are likely to be passed on to us. If we are not able to increase the prices for our products to offset those costs, our profits from the sale of our products are likely to decline.

15. Our international operations involve inherent risks which could result in harm to our business.

Virtually all of our footwear will be manufactured outside of the United States. Our management is located outside the United States and initially, we anticipate our sales coming from outside the United States.

In the future, we intend to sell our products into the United States and Europe. Accordingly, we will be subject to the risks generally associated with global trade and doing business abroad, which include foreign laws and regulations, varying consumer preferences across geographic regions, political unrest, disruptions or delays in cross-border shipments and changes in economic conditions in countries in which we manufacture or sell products. In addition, disease outbreaks, terrorist acts and military conflict have increased the risks of doing business abroad. These factors, among others, could affect our ability to manufacture products or procure materials, our ability to import products, our ability to sell products in international markets, and our cost of doing business. If any of these or other factors make the conduct of business in a particular country undesirable or impractical, our business could be adversely affected. In particular, once we commence operations, and assuming that we effect our current plans, we will be subject to risks as a result of our planned operations in Israel. See “Risk Factors Relating to Operations in Israel” beginning on Page 13 .

16. Currency exchange rate fluctuations could result in higher costs and decreased margins.

We anticipate that a majority of our products will be sold outside of the United States. As a result, we will conduct transactions in various currencies, which will increase our exposure to fluctuations in foreign currency exchange rates relative to the U.S. dollar. We anticipate that our international revenues and expenses generally will be derived from sales and operations in foreign currencies, and these revenues and expenses could be affected by currency fluctuations, including amounts recorded in foreign currencies and translated into U.S. dollars for consolidated financial reporting. Currency exchange rate fluctuations could also disrupt the business of any independent manufacturers that produce our products by making their purchases of raw materials more expensive and more difficult to finance. Foreign currency fluctuations could have an adverse effect on our results of operations and financial condition.

We do not plan to engage in any hedging activities.

17. Our intellectual property is only protected by patent applications that have only been filed in the United States and in Israel.

Because we do not have the funding to apply for protection elsewhere, our technology is only protected by patent applications filed in the United States and in Israel at the present time. Therefore, our technology may not be adequately protected in other countries.

Because we have filed patent applications but have not been granted actual patents, there is a risk that we will not be granted patents, or that we will be granted patents but the rights that are granted to us will not be broad enough to protect our technology.

Additionally, Israeli patent law provides that anyone who was using a patented invention in Israel in good faith at the time that a patent application is filed, or who was making good faith preparations to do so, has the right to continue using that patented invention in his business without charge, even if the patent is issued. The right may not be transferred except as part of the transfer of the business in which the patent is used. The Company is not aware of anyone else who is using the technology that it purchased under the Licensing Agreement.

18. Our success depends on third party distribution channels.

We intend to sell our footwear through a series of retailers and distributors. Our future revenue growth will depend in large part on sales of our products through these relationships. We may not be successful in developing these distribution relationships. Retail stores and distributors may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

19. We will rely on third party manufacturing.

We intend to outsource the manufacturing of our footwear. These manufacturers may not be available to manufacture our products in a timely and cost effective manner. We may not be able to locate manufacturers for our footwear on commercially reasonable terms. If we cannot locate a manufacturing facility that will manufacture our products on commercially reasonable terms, we will not be able to deliver our products to our customers in a timely manner on a cost-effective basis. A delay in providing our customers with our products and services would harm our business.

Risk Factors Relating to Our Common Shares

20. We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 13,705,000 shares are issued and outstanding. The future issuance of additional shares of common stock, which we are currently authorized to issue, may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

22. Our common shares will be subject to the “Penny Stock” Rules of the SEC, and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person, and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

23. There is no current trading market for our securities, and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. Our securities have been admitted to and are quoted on the NASD Bulletin Board under the symbol OTC BB CTKE, but an active public trading market has not developed. If no such market develops, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

24. The price of our common stock was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of our common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market. The market price of our securities may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

25. Future sales by our stockholders could cause the stock price to decline.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

26. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell your common stock.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of that state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in that state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

27. The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our registered independent auditors addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

In January 2009, one of our shareholders lent us $11,000 to pay the legal and accounting costs of preparing our annual report for the year ended December 31, 2008, and of preparing this post-effective amendment to the registration statement that we filed on Form SB-2, which became effective in January 2008.

28. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risk Factors Relating to Operations in Israel

29. Conditions in Israel affect our operations and may limit our ability to produce and sell our products.

Our only significant asset, our technology, is owned by Cherry Tankers Ltd., the Israeli Subsidiary. Additionally, in order to take advantage of certain tax benefits that are provided under Israeli law, we may agree that the Subsidiary will manufacture our products in Israel, which would make us dependent on that country’s economy. Our two Directors and officers also reside in Israel. Because our Directors are located in Israel, our intellectual property is located in Israel and our manufacturing operations may take place in Israel, our operations may be directly influenced by the political, economic and military conditions affecting Israel.

30. Enforcement of judgments.

Israeli courts might not enforce judgments rendered outside of Israel. Our officers and Directors reside outside of the United States, therefore, any judgment obtained in the United States against such persons may not be enforced. Additionally, individuals might not be able to bring civil actions under United States securities laws if they file a lawsuit in Israel. We have been advised by our Israeli counsel that, subject to certain limitations, Israeli courts may enforce a final executory judgment of a United States court for liquidated amounts in civil matters after a hearing in Israel, provided that certain conditions are met. If a foreign judgment is enforced by an Israeli court, it will be payable in Israeli currency.

31. Security issues.

Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could materially adversely affect our operations. Despite the negotiations towards peace between Israel and certain of its Arab neighbors (including those that took place in Annapolis, Maryland during the last week of November 2007), the future of these peace efforts is uncertain.

From October 2000 until recently, there was a significant increase in violence, primarily in the West Bank and the Gaza Strip, and negotiations between Israel and Palestinian representatives have ceased for periods of time. In January 2006, Hamas, the Islamic Resistance Movement, won the majority of the seats in the Parliament of the Palestinian Authority. The election of a majority of Hamas-supported candidates in the Palestinian Parliament and the tension among the different Palestinian factions may create additional unrest and uncertainty. Hamas does not recognize Israel's right to exist as a state and Israel considers Hamas to be a terrorist organization. In June 2007, Hamas gained control of the Gaza Strip and has since used that territory to fire projectiles at Israel’s western Negev region on a daily basis. Accordingly, there can be no assurance that the recent relative calm and renewal of negotiations between Israel and Palestinian representatives will endure.

On December 27, 2008, the Israel Defense Forces began a major incursion into the Gaza Strip, which they refer to as “Operation Cast Lead.” The incursion was preceded by increased rocket fire from Gaza on Israel’s western Negev region, extending as far as 25 miles away. The incursion ended inconclusively in January 18, 2009. There is still occasional rocket fire in southern Israel but it is significantly less frequent than it was in November and December 2008. There is no assurance this relative quiet will last.

During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. This conflict involved missile strikes against civilian targets in northern Israel, and negatively affected business conditions in Israel. Any renewed hostilities or other factors related to Israel could have a material adverse effect on us or on our business and could adversely affect our share price.

32. Military Service.

Generally, all non-exempt male adult citizens and permanent residents of Israel under the age of 45 (or older, for citizens with certain occupations), are obligated to perform military reserve duty annually, and are subject to being called to active duty at any time under emergency circumstances. While our Directors are not currently obligated to perform military reserve duties, any Israeli-resident employees that we may hire in the future may be called upon to perform reserve duties for significant periods of time. The absence of those employees may in turn cause us to experience operating difficulties. Additionally, a number of countries continue to restrict or ban business with Israel or Israeli companies, which may limit our ability to make sales into those countries.

33. Exchange Rate Fluctuations.

Exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel (NIS) may negatively affect our earnings. A substantial majority of our revenues and a substantial portion of our expenses are denominated in U.S. dollars. However, as our Company develops we anticipate that a significant portion of the expenses associated with our Israeli operations, including personnel and facilities-related expenses, will be incurred in NIS. Consequently, inflation in Israel will have the effect of increasing the U.S. dollar cost of our operations in Israel, unless it is offset on a timely basis by a devaluation of the NIS relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Israel or the rate of valuation of the NIS against the U.S. dollar.

34. Tax Benefits.

Any failure to obtain the tax benefits from the State of Israel that we anticipate receiving could adversely affect our plans and prospects. Pursuant to the Law for the Encouragement of Capital Investments, 1959, the Israeli government has granted “Approved Enterprise” status to existing capital investment programs under the Alternative Benefits Program. Consequently, if we meet the criteria to become an Approved Enterprise, we would be eligible for certain tax benefits for the first several years in which we generate taxable income. Currently, we have not yet begun to generate taxable income for purposes of this law. Once we begin to generate taxable income, our financial results could suffer if our tax benefits are significantly reduced.

In order to receive tax benefits, we must comply with a number of conditions and criteria. If we fail to comply in whole or in part with these conditions and criteria, the tax benefits that we receive could be partially or fully canceled and we could be forced to refund the amount of the benefits we received, adjusted for inflation and interest. Although we believe that we will operate in compliance with the required conditions, we cannot assure you that this will continue.

We cannot assure you that we will, in the future, be eligible to receive additional tax benefits under this law. Additionally, in the event that we increase our activities outside the State of Israel, these activities generally will not be eligible for inclusion in Israeli tax benefit programs. Accordingly, our effective corporate tax rate could increase significantly in the future.

35. Our operations may be affected by negative economic conditions in Israel.

Israel has experienced periods of recession in economic activity in recent years, resulting in low growth rates and growing unemployment. Our operations could be adversely affected if the economic conditions in Israel were to deteriorate again. In addition, due to significant economic measures proposed by the Israeli government, there were several general strikes and work stoppages in each of the most recent years, affecting all banks, airports and ports. These strikes had an adverse effect on the Israeli economy and on business, and if they recur, they could have an adverse effect on our ability to deliver products to our customers and to receive raw materials from our suppliers in a timely manner. From time to time, the Israeli trade unions threaten additional strikes or work-stoppages, which may, if carried out, have a material adverse effect on the Israeli economy and us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling stockholders in a private placement made between July through October 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulations D and S of the Securities Act. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

	Name of Selling Security (1)		Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
	Last name	First name			# of Shares	% of Class
1	Agapova	Antonina	40,000	40,000	0	0
2	Agapova	Antonina	60,000	60,000	0	0
3	Balandins	Raitis	60,000	60,000	0	0
4	Belogorcevs	Aleksandrs	40,000	40,000	0	0
5	Blaubergs	Aigars	60,000	60,000	0	0
6	Borovkovs	Olegs	40,000	40,000	0	0
7	Brucka	Vladislava	60,000	60,000	0	0
8	Gabrans	Konstantins	40,000	40,000	0	0
9	Gamzjuka	Natalija	40,000	40,000	0	0
10	Gaule	Zaiga	40,000	40,000	0	0
11	Goldstein	Rachel	40,000	40,000	0	0
12	Gorsvane	Santa	60,000	60,000	0	0
13	Gucanovics	Igors	40,000	40,000	0	0
14	Horunova	Karina	40,000	40,000	0	0
15	Hudijevs	Vadims	40,000	40,000	0	0
16	Jurkovs	Deniss	40,000	40,000	0	0
17	Kalnina	Leva	40,000	40,000	0	0
18	Kalnina	Valentina	40,000	40,000	0	0
19	Kanenberga	Anita	40,000	40,000	0	0
20	Karklins	Janis	40,000	40,000	0	0
21	Karklins	Janis	60,000	60,000	0	0
22	Klavina	Inga	40,000	40,000	0	0
23	Kolodinskis	Boriss	40,000	40,000	0	0
24	Kovtuna	Dana	40,000	40,000	0	0
25	Kuporosovs	Arturs	40,000	40,000	0	0
26	Landina	Irina	40,000	40,000	0	0
27	Laposko	Einars	60,000	60,000	0	0
28	Liepina	Dace	60,000	60,000	0	0
29	Menberga	Alona	40,000	40,000	0	0
30	Menberga	Arina	40,000	40,000	0	0
31	Nikoluks	Vladimirs	40,000	40,000	0	0
32	Platais	Jurijs	60,000	60,000	0	0
33	Pogodina	Marina	60,000	60,000	0	0
34	Poskus	Rita	40,000	40,000	0	0
35	Prikulis	Andrejs	40,000	40,000	0	0
36	Rubene	Maija	60,000	60,000	0	0
37	Simonovs	Renats	40,000	40,000	0	0
38	Sipilo	Olegs	40,000	40,000	0	0
39	Stripkane	Darja	40,000	40,000	0	0
40	Stripkane	Jekaterina	40,000	40,000	0	0
41	Stripkane	Julija	60,000	60,000	0	0
42	Tihonova	Gertrude	40,000	40,000	0	0
43	Trakins	Ivo	40,000	40,000	0	0
44	Volfenfelds	Maksims	40,000	40,000	0	0
		TOTAL	* 2,000,000	2,000,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 13,705,000 shares of common stock issued and outstanding as of February 19 , 2009.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

*	contains a toll-free telephone number for inquiries on disciplinary actions;

*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;

*	the compensation of the broker-dealer and its salesperson in the transaction;

*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of February 19, 2009, there were 13,705,000 shares of our common stock issued and outstanding that are held by  58 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Davis Accounting Group, P.C., Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We were focused on developing, marketing and selling footwear that will alleviate the back, knee and hip pain resulting from walking abnormalities. We were granted a perpetual, irrevocable, non-transferable (but sub-licensable) license to use a patent pending technology that restores the human body’s center of gravity to its optimal position for the sole purpose of manufacturing, marketing and distributing and selling the footwear everywhere in the world except for Israel. Our Israeli Subsidiary, described in the next paragraph, was expected to do the same in Israel.

On November 27, 2007, our wholly owned subsidiary, Cherry Tankers Ltd. or the Israeli Subsidiary, purchased the rights to certain technology from its inventors for nominal consideration. The technology included an Israeli patent application and a United States provisional patent application titled “A system and a method for selecting a type of a curved sole out of a limited group of types of curved sole to match a person.”

We signed a Licensing Agreement with the Israeli subsidiary, the Licensing Agreement, pursuant to which we obtained a perpetual, irrevocable, non-transferable (but sub-licensable) license to use the technology for the sole purpose of manufacturing, marketing, distributing and selling the product (the footwear that we plan to manufacture) everywhere in the world except for Israel. The Israeli Subsidiary was to market our products in Israel.

In consideration of the Licensing Agreement, we agreed to fund the Israeli Subsidiary’s development activities for the footwear in an amount up to $150,000 pursuant to a schedule that was attached to the Licensing Agreement and we agreed to pay royalty fees in an amount equal to 4% of Net Revenues (as defined in the Licensing Agreement) from sales of the products or exploitation of the technology.

The first installment of $20,000 was due on February 1, 2008.  On February 1, 2008, we amended the agreement with the Subsidiary to reschedule the installment due dates.  The first installment payment of development fees was due on July 15, 2008.  On July 15, 2008, the Company did not make the first development fee installment payment, and was in default on the Patent Licensing Agreement. On September 15, 2008, the Company did not make the second development fee installment payment, and was in default on the Patent Licensing Agreement.  On November 15, 2008, the Company did not make the third development fee installment payment, and was in default on the Patent Licensing Agreement. On December 23, 2008, we amended the Patent Licensing Agreement with our Subsidiary to reschedule the due dates of the installment payments to April 15, 2009 ($50,000) and July 15, 2009 ($100,000). As part of the same amendment, we also granted the Subsidiary the right to sublicense our technology in the Israeli market only. On January 11, 2009, the Subsidiary granted a renewable, non-transferable, sub-licensable license to make use of our technology for the sole purpose of manufacturing, marketing, distributing and selling the shoes and otherwise exploiting our technology in Israel to Elya Orthopedics (“Elya”). Elya is a sole proprietorship owned by Yael Alush, our Secretary, Treasurer and Director.

We are also looking at other business opportunities, including sale or further sublicensing of our technology or seeking an acquirer. Because we have been unable to raise sufficient cash to exploit it, we are in discussions to return the technology to its developer in exchange for a cash payment.

Employees

We have no employees as of the date of this prospectus.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We have one subsidiary, Cherry Tankers Ltd., an Israeli corporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks. However, under the License Agreement we have the right to use an idea for which a patent application is pending.

Description of Property

 We do not own or lease any property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Delaware is in care of National Corporate Research Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “CTKE”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 58 registered shareholders.

Rule 144 Shares

In addition to our 2,000,000 registered shares, a total of 11,705,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 137,050 shares as of the date of this prospectus; or
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. The resale provisions of Rule 144 do not apply to securities issuers with no or nominal operations and no or nominal non-cash assets.

As of the date of this prospectus, persons who are our affiliates hold 7,888,000 of the 11,705,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Corporate Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

CHERRY TANKERS INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

Report of Registered Independent Auditors	F-2

Consolidated Financial Statements-

Consolidated Balance Sheets as of December 31, 2008, and 2007	F-3

Consolidated Statements of Operations for the Year Ended December 31, 2008,
Period Ended December 31, 2007, and Cumulative from Inception	F-4

Consolidated Statement of Stockholders’ Equity (Deficit) for the Period from Inception
Through December 31, 2008	F-5

Consolidated Statements of Cash Flows for the Year Ended December 31, 2008,
Period Ended December 31, 2007, and Cumulative from Inception	F-6

Notes to Consolidated Financial Statements December 31, 2008, and 2007	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Cherry Tankers Inc.:

We have audited the accompanying consolidated balance sheets of Cherry Tankers Inc. (a Delaware corporation in the development stage) and subsidiary as of December 31, 2008, and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the periods then ended, and from inception (March 30, 2007) through December 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cherry Tankers Inc. and subsidiary as of December 31, 2008, and 2007, and the results of its consolidated operations and its consolidated cash flows for each of the periods then ended, and from inception (March 30, 2007) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company is in the development stage and has not established any source of revenues to cover its operating costs.  As such, it has incurred an operating loss since inception.  Further, as of December 31, 2008, and 2007, the cash resources of the Company were insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan regarding these matters is also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
January 15, 2009.

CHERRY TANKERS INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (NOTE 2)
AS OF DECEMBER 31, 2008, AND 2007

	2008	2007

ASSETS

Current Assets:
Cash in bank	$377	$244,109

Total current assets	377	244,109

Total Assets	$377	$244,109

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$2,439	$4,789
Accrued liabilities	8,910	33,240
Due to related party - Stockholder	1,851	-

Total current liabilities	13,200	38,029

Total liabilities	13,200	38,029

Commitments and Contingencies

Stockholders' Equity (Deficit):

Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 13,705,000 shares issued and outstanding	1,370	1,370
Additional paid-in capital	274,688	274,688
(Deficit) accumulated during the development stage	(288,881)	(69,978)

Total stockholders' equity (deficit)	(12,823)	206,080

Total Liabilities and Stockholders' Equity (Deficit)	$377	$244,109

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

CHERRY TANKERS INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE YEAR ENDED DECEMBER 31, 2008, PERIOD ENDED
DECEMBER 31, 2007, AND CUMULATIVE FROM INCEPTION
(MARCH 30, 2007) THROUGH DECEMBER 31, 2008

	Year	Period
	Ended	Ended	Cumulative
	December 31,	December 31,	from
	2008	2007	Inception

Revenues	$-	$-	$-

Expenses:
General and administrative-
Consulting fees	133,534	21,600	155,134
Accounting and audit fees	31,627	16,000	47,627
Legal fees	12,823	23,322	36,145
Transfer agent fees	18,298	-	18,298
Other	12,518	1,304	13,822
Other professional fees	10,103	2,023	12,126
Travel	-	5,236	5,236
Legal - Incorporation fees	-	493	493

Total general and administrative expenses	218,903	69,978	288,881

(Loss) from Operations	(218,903)	(69,978)	(288,881)

Other Income (Expense)	-	-	-

Provision for Income Taxes	-	-	-

Net (Loss)	$(218,903)	$(69,978)	$(288,881)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.02)	$(0.01)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	13,705,000	9,742,827

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

CHERRY TANKERS INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (MARCH 30, 2007)
THROUGH DECEMBER 31, 2008

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - March 30, 2007	-	$-	$-	$-	$-

Common stock issued for cash	13,705,000	1,370	274,688	-	276,058

Net (loss) for the period	-	-	-	(69,978)	(69,978)

Balance - December 31, 2007	13,705,000	1,370	274,688	(69,978)	206,080

Net (loss) for the period	-	-	-	(218,903)	(218,903)

Balance - December 31, 2008	13,705,000	$1,370	$274,688	$(288,881)	$(12,823)

The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.

CHERRY TANKERS INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEAR  ENDED DECEMBER 31, 2008, PERIOD ENDED
DECEMBER 31, 2007, AND CUMULATIVE FROM INCEPTION (MARCH 30, 2007)
THROUGH DECEMBER 31, 2008

	Year Ended	Period Ended	Cumulative
	December 31,	December 31,	From
	2008	2007	Inception

Operating Activities:
Net (loss)	$(218,903)	$(69,978)	$(288,881)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in assets and liabilities-
Accounts payable - Trade	(2,350)	4,789	2,439
Accrued liabilities	(24,330)	33,240	8,910

Net Cash (Used in) Operating Activities	(245,583)	(31,949)	(277,532)

Investing Activities:
Investing activities	-	-	-

Net Cash (Used in) Investing Activities	-	-	-

Financing Activities:
Loan from stockholder	2,301	-	2,301
Repayment of loan from stockholder	(450)	-	(450)
Issuance of common stock for cash	-	276,058	276,058

Net Cash Provided by Financing Activities	1,851	276,058	277,909

Net (Decrease) Increase in Cash	(243,732)	244,109	377

Cash - Beginning of Period	244,109	-	-

Cash - End of Period	$377	$244,109	$377

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:	$-	$-	$-
Interest

Income taxes	$-	$-	$-

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

1.           Summary of Significant Accounting Policies

Basis of Presentation and Organization

Cherry Tankers Inc. (“Cherry Tankers” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations.  The Company was incorporated under the laws of the State of Delaware on March 30, 2007.  The business plan of Cherry Tankers is to manufacture, market, and distribute orthopedic shoes based on licensed patented technology.  The accompanying consolidated financial statements of Cherry Tankers and its wholly owned subsidiary were prepared from the accounts of the entities under the accrual basis of accounting.

In April 2007, Cherry Tankers commenced a capital formation activity through a Private Placement Offering (the “PPO #1”), exempt from registration under the Securities Act of 1933, to raise up to $1,058 through the issuance of 10,580,000 shares of its common stock to founders of the Company, par value $0.0001 per share, at an offering price of $0.0001 per share.  As of June 18, 2007, the Company had closed PPO #1 and received proceeds of $1,000.  The remaining $58 was received as of December 31, 2007.

On November 27, 2007, Cherry Tankers organized and incorporated a wholly owned subsidiary under the name Cherry Tankers Ltd. (an Israeli corporation) for the purpose of research and development as well as manufacturing and marketing for its products and services in Israel.  Cherry Tankers currently owns all of the 10,000 shares of capital stock issued and outstanding; each share valued at 0.01 New Israeli Shekels.

In addition, in July 2007, the Company began a second capital formation activity through a Private Placement Offering (“PPO #2”), exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  As of December 31, 2007, Cherry Tankers had received $50,000 in proceeds from PPO #2 and closed the offering.  In December 2007, Cherry Tankers also submitted a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders.  This Registration Statement on Form SB-2 became effective with the SEC on January 10, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

In December 2007, Cherry Tankers commenced a third capital formation activity through a Private Placement Offering (“PPO #3”), exempt from registration under the Securities Act of 1933, to raise up to $225,000 through the issuance of 1,125,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.20 per share.  As of December 9, 2007, the Company had closed the PPO and received proceeds of $225,000.

   Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cherry Tankers and its wholly owned subsidiary, Cherry Tankers Ltd. (“Subsidiary”).  All significant intercompany accounts and transactions have been eliminated in consolidation.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Cherry Tankers is in the development stage and has yet to realize revenues from operations.  At the time the Company commences operations, it will recognize revenues when delivery of goods or completion of services has occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

    Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding as of December 31, 2008, and 2007.

Income Taxes

Cherry Tankers accounts for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Cherry Tankers establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset while taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under Federal tax laws.

Changes in circumstances, such as Cherry Tankers generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

    Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Cherry Tankers could realize in a current market exchange.  As of December 31, 2008, and 2007, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Concentration of Risk

As of December 31, 2008, and 2007, Cherry Tankers maintained its cash account at one commercial bank.  The balance in the account was subject to FDIC coverage.

     Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying consolidated financial statements as general and administrative expenses and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The accompanying consolidated financial statements are prepared and presented on the basis of accounting principles generally accepted in the United States of America.  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2008, and 2007, and expenses for the year ended December 31, 2008, period ended December 31, 2007, and cumulative from inception.  Actual results could differ from those estimates made by management.

2.           Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations.  The business plan of Cherry Tankers is to manufacture, market, and distribute orthopedic shoes that will alleviate back, knee, and hip pain resulting from walking abnormalities.

During the period from inception through December 31, 2008, Cherry Tankers was incorporated and completed capital formation activities to raise up to $276,058 from the sale of 13,705,000 shares of common stock through PPO’s to various stockholders.  As of December 31, 2008, Cherry Tankers raised $276,058 in proceeds from the PPO’s.  Cherry Tankers also submitted to the SEC a Registration Statement on Form SB-2 to register 2,000,000 shares of its common stock for selling stockholders.  This Registration Statement on Form SB-2 became effective with the SEC on January 10, 2008.  No proceeds will be received by the Company from the sale of common stock by selling to stockholders.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  Cherry Tankers has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of December 31, 2008, and 2007, the cash resources of the Company were insufficient to meet its current business plan.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.           Common Stock

In April 2007, the Company commenced a capital formation activity through PPO #1, exempt from registration under the Securities Act of 1933, to raise up to $1,058 through the issuance of 10,580,000 shares of its common stock to founders of the Company, par value $0.0001 per share, at an offering price of $0.0001 per share.  As of June 18, 2007, Cherry Tankers had closed PPO #1 and received proceeds of $1,000.  The remaining $58 was received as of December 31, 2007.

Additionally, in July 2007, the Board of Directors of Cherry Tankers began PPO #2, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  As of December 31, 2007, the Company had fully subscribed PPO #2, closed PPO #2, and received a total of $50,000 in proceeds.

In December 2007, Cherry Tankers commenced a capital formation activity through PPO #3, exempt from registration under the Securities Act of 1933, to raise up to $225,000 through the issuance of 1,125,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.20 per share.  As of December 9, 2007, the Company had closed PPO #3 and received proceeds of $225,000.

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the SEC to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders.  This Registration Statement on Form SB-2 became effective with the SEC on January 10, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

4.           Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 2008 and period ended December 31, 2007 was as follows (assuming a 23% effective tax rate):

	2008	2007

Current Tax Provision:
Federal and state-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$50,348	$16,095
Change in valuation allowance	(50,348)	(16,095)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2008, and 2007, as follows:

	2008	2007

Loss carryforwards	$66,443	$16,095
Less - Valuation allowance	(66,443)	(16,095)

Total net deferred tax assets	$-	$-

As of December 31, 2008, and 2007, Cherry Tankers had approximately $288,881, and $69,978, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2028.

The Company provided a valuation allowance equal to the deferred income tax assets for the year ended December 31, 2008, and period ended December 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

5.	Patent Licensing Agreement

On November 27, 2007, Cherry Tankers entered into a patent licensing agreement (the “Patent Licensing Agreement”) with its Subsidiary.  The Patent Licensing Agreement grants the Company an irrevocable, non-transferable, perpetual right, and license to make use of certain technology and products in the Orthopedic Shoe Soles field (the “Technology”) for the sole purpose of manufacturing, marketing, distributing, and selling the products based on the Technology, on a worldwide basis, except for in Israel.  The Company is entitled to sub-License the Technology to third-party strategic partners if agreed upon by both parties in advance.  The Subsidiary retains all rights, title, and interest in and to the Technology, including the design of the products, copyrights, trademarks, and trade secrets.  In consideration for the Technology, the Company is obligated to pay development fees to the Subsidiary in the amount of $150,000 as well as royalties due each calendar quarter based on 4% of Net Revenues.

6.	Commitment and Contingencies

As discussed in Note 5, on November 27, 2007, the Company entered into a Patent Licensing Agreement with its Subsidiary.  The Patent Licensing Agreement grants the Company an irrevocable, non-transferable, perpetual right, and license to make use of the Technology in the Orthopedic Shoe Soles field for the sole purpose of manufacturing, marketing, distributing, and selling the products based on the Technology, on a worldwide basis, except for in Israel.  The Company is entitled to sub-License the Technology to third-party strategic partners if agreed upon by both parties in advance.  The Subsidiary retains all rights, title, and interest in and to the Technology, including the design of the products, copyrights, trademarks, and trade secrets.  In consideration for the Technology, the Company is obligated to pay development fees to the Subsidiary in installments in the amount of $150,000.

The first development fee installment of $20,000 was due on February 1, 2008.  On February 1, 2008, the Company and Subsidiary amended the Patent Licensing Agreement to rescheduling the installment due dates with the first development fee installment payment of $20,000 due on July 15, 2008.  On July 15, 2008, the Company did not make the first development fee installment payment, and was in default on the Patent Licensing Agreement.  On September 15, 2008, and November 15, 2008, respectively, the Company did not make the second  and third development fee installment payments of $50,000 each, and remained in default on the Patent Licensing Agreement.

On December 23, 2008, the Company and Subsidiary amended the Patent Licensing Agreement to reschedule the installment payments and due dates as follows:

Installment #1 April 15, 2009	$50,000
Installment #2 July 15, 2009	100,000
$150,000

The Company is also obligated to pay the Subsidiary royalties in the amount of 4% of Net Revenues.
This amount will be due on the fifth business day following the end of each calendar quarter.

7.	Change in Management

On November 22, 2007, the existing President, Secretary, Treasurer, Chief Executive Officer, and Director notified Cherry Tankers of his resignation.  On the same day, the Company appointed an individual as President, Chief Executive Officer, and Director.  The Company also appointed another individual as Secretary, Treasurer, and Director.  Both individuals accepted their positions on November 22, 2007.

8.	Related Party Transactions

During the year ended December 31, 2007, the Subsidiary purchased the right, title, and interest of the Technology discussed in Note 5 for $1 from a stockholder of the Company.

During the year ended December 31, 2008, a stockholder loaned Cherry Tankers $2,301.  As of December 31, 2008, the Company repaid $450 of this amount.  The loan from the stockholder is unsecured, noninterest bearing, and has no terms for repayment.

9.	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  The objective is to improve financial reporting by providing entities the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions: the decision is irrevocable, and applied only to entire instruments – not to portions of instruments.  SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities.  SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year, provided the entity also elects to apply the provisions of SFAS No. 157.  Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings.  Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.  The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations – Revised 2007” (“SFAS No. 141R”), which replaces FASB Statement No. 141, “Business Combinations.”  SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects.  This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values.  This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements – a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual.  However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill.  This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize excess in earnings as a gain attributable to the acquirer.  This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase.  The management of Cherry Tankers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements.  This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling interest’s attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains its controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008.  The management of Cherry Tankers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

●	Disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format
●	Disclosure of information about credit-risk-related contingent features
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of Cherry Tankers does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

10.	Subsequent Events

On January 11, 2009, Elya Orthopedics (“Elya”), a sole proprietorship owned by an officer, Director, and stockholder of Cherry Tankers, entered into a patent licensing agreement (the Patent License Agreement #2”) with the Company’s Subsidiary.

The Patent Licensing Agreement #2 grants to Elya an irrevocable, non-transferable, renewable right, and license to make use of certain technology and products in the Orthopedic Shoe Soles field (the “Technology #2”) for the sole purpose of manufacturing, marketing, distributing, and selling the products based on the Technology in Israel.  Elya is entitled to sub-License the Technology to third-party strategic partners if agreed upon by both parties in advance.  The Subsidiary retains all rights, title, and interest in and to the Technology, including the design of the products, copyrights, trademarks, and trade secrets.  In consideration for the Technology, Elya is obligated to pay development fees to the Subsidiary in the amount of $150,000 as well as royalties due each calendar quarter based on 4% of Net Revenues.

On January 12, 2009, a stockholder loaned to the Company $11,000 to pay for legal and accounting fees. The loan from the stockholder is unsecured, non-interest bearing, and is due in one payment on March 31, 2009 with a default date of April 15, 2009.

Management’s Discussion and Analysis or Plan of Operation

RESULTS OF OPERATIONS
For the year ended December 31, 2008 and period ended December 31, 2007

We have not generated any revenues since inception, including for the year ended December 31, 2008. Our operating activities during these periods consisted primarily of developing our business plan.

General and administrative expenses were $218,903 for the year ended December 31, 2008, compared to $69,978 for the period ended December 31, 2007. The increase in general and administrative expenses was due to an increase in our activity level. General and administrative expenses primarily consist of consulting fees, professional fees and filing fee expenses.

Our net loss for the year ended December 31, 2008, was $218,903 or $0.02 per share, compared to $69,978 or $0.01 per share for the period ended December 31, 2007. The weighted average number of shares outstanding was 13,705,000 as of  December 31, 2008, compared to 9,742,827 as of  December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2008

As of December 31, 2008, our current assets were $377 and our current liabilities were $13,200, resulting in negative working capital of $12,823.

As of December 31, 2008, our total liabilities were $13,200, compared to total liabilities of $38,029 as of December 31, 2007, all consisting of current liabilities.

Stockholders’ equity decreased from of $206,080 as of  December 31, 2007, to a deficit of $12,823 as of  December 31, 2008. This was the result of the net loss for the year ended December 31, 2008.

For the year ended December 31, 2008, net cash used in operating activities was $245,583, compared to net cash used in operating activities of $31,949 for the period ended December 31, 2007. Net cash used in operating activities for the year ended December 31, 2008 was mainly the result of a net loss and payment of accrued liabilities.

For the year ended December 31, 2008, net cash used in investing activities was $0, compared to net cash used in investing activities of $0 for the period ended December 31, 2007.

Net cash flows from financing activities for the year ended December 31, 2008 was $1,851, compared to net cash flows from financing activities of $276,058 for the period ended December 31, 2007.

Plan of Operation

We intend to continue to refine the technology we have licensed.

Our license grants us worldwide marketing rights to the technology (except in Israel) while allowing us to develop the technology further. Currently, our technology employs an algorithm to measure a person’s center of gravity. We intend to refine the measurement of this algorithm to better focus the center of gravity.

We have agreed to sublicense our technology to Elya Orthopedics, a sole proprietorship owned by Yael Alush, who is one of our Directors. We intend to work with Elya Orthopedics to develop footwear designs in both men’s and women’s models.

We plan to have our shoes manufactured in Israel.

We are actively seeking strategic partners for the marketing of our shoes.

Once we have completed our medical studies, we intend to locate a large international shoe manufacturer or orthopedic shoe distributor that will be a strategic partner in marketing our product.

We are seeking to establish a reputation and credibility in the medical field in the major target markets.

We have been in discussions with Israel’s leading medical institutions regarding the conduct of research. We are currently awaiting a cost breakdown and anticipate beginning medical research by the end of the first quarter of 2009.

We may seek other opportunities.

If none of the above is successful, we may seek other opportunities to maximize value for our shareholders.

Additional Capital Formation Activities

On December 9, 2007, we raised $225,000 by selling 1,125,000 shares of our common stock to two investors in a transaction that was exempt from registration pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. We anticipate that the monies we have raised will be used to finalize shoe production in Israel, allowing the Company to begin marketing the product in the United States, and to pay some of the expenses listed below.

Despite this, we still do not have sufficient resources to effectuate our business. As of December 31, 2008, we had approximately $377 in cash. We expect to incur a minimum of $190,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses:

Planned Expenditures Over The Next 12
Months (US$)
Category
Legal and Accounting Fees	$30,000
Marketing Materials	3,000
Travel Expenses	3,000
Office Expenses	4,000
Development / Licensing	150,000
TOTAL	$190,000

Additionally, $20,000 will be needed for general working capital.

Accordingly, we will have to raise the funds to pay for these expenses. We may have to borrow money from our officers, or issue debt or equity securities, or seek to enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Unless we are able to make arrangements to raise additional funds, our inability to raise funds will have a severe negative impact on our ability to remain a viable company.

In January 2009, one of our shareholders lent us $11,000 to pay the legal and accounting costs of preparing our annual report for the year ended December 31, 2008, and of preparing this post-effective amendment to the registration statement that we filed on Form SB-2, which became effective in January 2008.

Going Concern Consideration

Our registered independent auditors included an explanatory paragraph in their report on the accompanying consolidated financial statements regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

Since the effectiveness of our registration statement on January 10, 2008, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-K and interim reports on Form 10-Q.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Directors and Executive Officers:

Name of Director		Age
Dr. Reuven Gepstein Herzeliya Medical Center Herzeliya Pituach, Israel	59	President, Chief Executive Officer, and Director
Ms. Yael Alush 78 Sokolov St. Herzeliya, Israel	26	Secretary, Treasurer and Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dr. Reuven Gepstein has been our director and our President and Chief Executive Officer since joining our company on November 22, 2007. Dr. Gepstein is the head of the Spinal unit at the Sapir Medical center in Israel. He is a practicing spinal surgeon. Dr. Gepstein received his MD from the Technion School of medicine in Israel in 1978 and received his specialization certificate in 1984. He has been a practicing spinal surgeon ever since. Dr. Gepstein has written numerous research papers in the field of spinal surgery and participated in conferences on the matter in 2007 Switzerland 2006 Greece, Turkey, Israel, in 2005 in Russia, 2003 in Korea.

Ms. Yael Alush has been our director, Treasurer and Secretary since joining the Company on November 22, 2007. Ms. Alush is currently the owner of the ELYA Orthotics Center in Herzeliya Israel. Ms. Alush is responsible for sales, customer service, bookkeeping and sourcing of products. The facility caters to individuals seeking out orthotics. Ms. Alush has been at ELYA Orthotics since 2003. Between 2001 and 2003 Ms. Alush worked at the Israel Center for Orthotics where she worked as a customer service representative.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees.

Executive Compensation

Summary Compensation

Since our incorporation on March 30, 2007, we have not paid any compensation to our Directors or officers. On April 15, 2007, Dr. Reuven Gepstein, our President, Chief Executive Officer and Director purchased 900,000 shares of our common stock at par value, and on June 18, 2007, Mrs. Yael Alush, our Secretary, Treasurer and Director purchased 962,500 shares of our common stock at par value. Dr. Gepstein and Ms. Alush did not join us until November 22, 2007. The officers and Directors of our Company do not intend to receive cash remuneration or salaries for their efforts unless and until our business operations are successful, at which time salaries and other remuneration will be established by the Board of Directors, as appropriate.

We have no employment agreements with any of our Directors or executive officers.

During the year ended December 31, 2008, no stock options or stock appreciation rights were granted to any of our Directors or executive officers, none of our Directors or executive officers exercised any stock options or stock appreciation rights, and none of them held unexercised stock options as of December 31, 2008. We have no long-term incentive plans.

The following table sets forth information concerning the compensation paid or earned during the year ended December 31, 2008 for services rendered to our Company in all capacities by our principal executive officer and any officer with total compensation over $100,000 per year.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Dr. Reuven Gepstein(1)	2008	0	0	0	0	0	0	0	0
Ms. Yael Alush(2)	2008	0	0	0	0	0	0	0	0

 (1) Dr. Reuven Gepstein has been our President, Chief Executive Officer, and Director since November 22, 2007.

(2) Ms. Yael Alush has been our Secretary, Treasurer and Director since November 22, 2007.

Outstanding Equity Awards

As of December 31, 2008, none of our Directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors
No compensation was paid to our Directors during the year ending December 31, 2008.

The following table sets forth information concerning the compensation paid or earned during the period ended December 31, 2007 to our Directors.

DIRECTOR COMPENSATION

Name (a)	Fess Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non- Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Dr Reuven Gepstein	0	0	0	0	0	0	0
Ms. Yael Alush	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as of February 19, 2009 . Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Reuven Gepstein (1)	Common	900,000	6.57%
Yael Alush (2)(3)	Common	962,500	7.02%
Directors and Officers as a Group (2 persons)(3)	Common	1,862,000	13.59%
Rivka Benchaya 97 Hanasi Street Herzeliya, Israel	Common	1,509,000	11.01%
Ofer Ben-Ner 21 Hagefen Street Tzaron, Israel	Common	1,045,000	7.62%
Sharone Perlstein(4) 4 HaOgen Street Herzeliya, Israel	Common	2,509,000	18.31%
Sivan Alush(5) 3 Haait Street Raanana, Israel	Common	962,500	7.02%
Haim Perlstein(6) 9 Meshesk Street Givat Chen, Israel	Common	467,500	3.41%
Atsmaout Perlstein(7) 9 Meshesk Street Givat Chen, Israel	Common	467,500	3.41%
Shomit Yaron(8) 4 HaOgen Street Herzeliya, Israel	Common	509,000	3.71%

(1)  Our President, Chief Executive Officer, and Director

(2)  Our Secretary, Treasurer and Director.

(3)  Does not include 962,500 shares owned by Sivan Alush, Ms. Yael Alush’s sister, with respect to which Ms. Yael Alush disclaims beneficial ownership.

(4)  Does not include 467,500 shares owned by Haim Perlstein and 467,500 shares owned by Atsmaout Perlstein, Mr. Sharone Perlstein’s father and mother, respectively, with respect to which Mr. Sharone Perlstein disclaims beneficial ownership. Does not include 509,000 shares owned by Shlomit Yaron, Mr. Sharone Perlstein’s wife, with respect to which Mr. Sharone Perlstein disclaims beneficial ownership.

(5)  Does not include 962,500 shares owned by Yael Alush, Ms. Sivan Alush’s sister and our Secretary, Treasurer and Director, with respect to which Ms. Sivan Alush disclaims beneficial ownership.

(6)  Does not include 467,500 shares owned by Atsmaout Perlstein and 2,509,000 shares owned by Sharone Perlstein, Mr. Haim Perlstein’s former wife and son, respectively, with respect to which Mr. Haim Perlstein disclaims beneficial ownership.

(7)  Does not include 467,500 shares owned by Haim Perlstein and 2,509,000 shares owned by Sharone Perlstein, Ms. Perlstein’s former husband and son, respectively, with respect to which Ms. Perlstein disclaims beneficial ownership.

(8)  Does not include 2,509,000 shares owned by Sharone Perlstein, Ms. Yaron’s husband, with respect to which Ms. Yaron disclaims beneficial ownership.

The percent of class is based on 13,705,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;

*	Any person proposed as a nominee for election as a director;

*	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

*	Any relative or spouse of any of the foregoing persons who has the same house as such person;

*	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware Corporations Law and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

*Securities and Exchange Commission registration fee	$0.00
Accounting fees and expenses	$7,000.00
Legal fees and expenses	$5,000.00

Total	$12,000.00

*Pursuant to Rule 457(p) under the Securities Act, the registration fee is set off against fees previously paid.
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article V of our bylaws and Article VI of our certificate of incorporation provide that we shall indemnify our directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

On April 15, 2007. we issued 1,000,000 shares of our common stock to Sharone Perlstein, our founder and sole director at that time, in consideration for their par value.

On April 15, 2007, we issued 900,000 shares of our common stock to Dr. Reuven Gepstein, our President, Chief Executive Officer, Treasurer, and Director, in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange commission..

On April 15, 2007, we issued 3,777,000 shares of our common stock to four other individuals in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange commission.

On June 18, 2007, we issued 962,500 shares of our common stock to Yael Alush, our Secretary and Director, in consideration of their par value. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On June 18, 2007, we issued 3,940,500 shares of our common stock to six other individuals in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange commission.

In July through October of 2007, we issued 2,000,000 shares of common stock to 46 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S, the 2007 Private Placement. The aggregate consideration paid for such shares was $50,000. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors in the 2007 Private Placement with a subscription agreement.

On December 9, 2007, we raised $225,000 by selling 1,125,000 shares of our common stock to two investors in a transaction that was exempt from registration pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. Both investors in such private placement were non-US persons (as defined under SEC Regulations) and were provided with Subscription Agreements.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibit	Description
*3.1
Our Articles of Incorporation, incorporated by reference herein from Exhibit 3.1 to our Registration Statement on Form SB-2 (Registration No. 333-148346) filed with the Securities and Exchange Commission on December 26, 2007

*3.2
Our By-Laws, incorporated by reference herein from Exhibit 3.2 to our Registration Statement on Form SB-2 (Registration No. 333-148346) filed with the Securities and Exchange Commission on December 26, 2007

*4.1
Specimen of our common stock certificate, incorporated by reference herein from Exhibit 4.1 to our Registration Statement on Form SB-2 (Registration No. 333-148346) filed with the Securities and Exchange Commission on December 26, 2007

*5.1	Legal opinion of Carl M. Sherer, Esq. regarding the legality of the Securities being registered.

*10.1
Form of our Regulation S Subscription Agreement, incorporated by reference herein from Exhibit 10.2 to our Registration Statement on Form SB-2 (Registration No. 333-148346) filed with the Securities and Exchange Commission on December 26, 2007

10. 4
Form of renewable, non-transferable, sub-licensable license to make use of our technology for the sole purpose of manufacturing, marketing, distributing and selling the shoes and otherwise exploiting our technology in Israel between Cherry Tankers Ltd., our wholly-owned subsidiary and Elya Orthopedics (“Elya”). Elya is a sole proprietorship owned by Yael Alush, our Secretary, Treasurer and Director.

23.1	Consent of Davis Accounting Group, P.C.

*23.2	Consent of Carl M. Sherer, Esq. (included in Exhibit 5.1)

* Previously filed as Exhibits to our Registration Statement on Form SB-2.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at Herzeliya, Israel, on February 24, 2009 .

CHERRY TANKERS, INC.

By:	/s/ Dr. Reuven Gepstein
Name: Dr. Reuven Gepstein

Dr. Reuven Gepstein
Title: President, Chief Executive Officer, Treasurer, and Director (Principle Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Reuven Gepstein, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 24 , 2009

/s/ Dr. Reuven Gepstein
Name: Dr. Reuven Gepstein
Title: President, Chief Executive Officer and Director

Date: February 24 , 2009

/s/ Yael Alush
Name: Yael Alush
Title: Secretary, Treasurer and Director